Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: Christopher Schreiber Taglich Brothers, Inc. Investor Relations Counsel 800.383.8464 cs@taglichbrothers.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD APPOINTS ANNE M. BUTLER, FORMER VICE CHAIRMAN OF DIRECT SELLING ASSOCIATION, TO BOARD OF DIRECTORS

MORRISVILLE, N.C. – June 13, 2012 – Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced the appointment of Anne M. Butler to its Board of Directors.

As a leading executive in the direct selling industry, Anne Butler has successfully run global businesses for Avon Products, Inc., Mary Kay Cosmetics, Inc., and PartyLite Gifts, Inc. ("PartyLite").  Since January 2012, Ms. Butler has served as CEO of Butler Advisors, while also serving as Senior Advisor to the Chairman of Blyth, Inc. ("Blyth").  From May 2007 to January 2012, she served as President of PartyLite, a home fragrances and accents direct selling business.  She also served on the Board of ViSalus Sciences, the weight loss and fitness direct sales subsidiary of Blyth.  Ms. Butler currently serves on the Board of the Direct Selling Education Foundation, and this month concluded two years of service as Vice Chairman of the Direct Selling Association.

“We are pleased to welcome Anne Butler as an independent member of our Board of Directors,” stated George R. Cattermole, Director and Chairman of the Board of Charles & Colvard, Ltd.  “Anne is a highly accomplished senior executive, and we believe her experience and knowledge of direct-to-consumer sales channels will be invaluable to us as we continue to grow our home party business.”

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity.  Charles & Colvard Created Moissanite® is currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.”  For more information, please visit www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of

1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; general economic and market conditions, including the current economic environment; dependence on Cree, Inc. as the current supplier of the raw material; intense competition in the worldwide jewelry industry; the financial condition of our major customers; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; and possible adverse effects of governmental regulation and oversight, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent reports filed with the SEC.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

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